As filed with the Securities and Exchange Commission on October 3, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	16-1213679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5790 Widewaters Parkway
Dewitt, New York 13214
(315) 445-2282
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark E. Tryniski
President and Chief Executive Officer
5790 Widewaters Parkway
Dewitt, New York 13214
(315) 445-2282
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ronald C. Berger, Esq. Bond, Schoeneck & King, PLLC One Lincoln Center Syracuse, New York 13202 (315) 218-8000	John J. Spidi, Esq. James C. Stewart, Esq. Malizia Spidi & Fisch, PC 901 New York Avenue, N.W., Suite 210 East Washington, D.C. 20001 (202) 434-4660

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ⁮

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  No. 333-153403

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer ☒
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock ($1.00 par value)	575,000(2)	$23.80	$13,685,000	$763.63
(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales prices of the registrant's common stock on October 2, 2008, as reported on the New York Stock Exchange, of $25.05 and $22.55 respectively.

(2)
Represents only the additional number of shares being registered.  Does not include 1,955,000 shares registered pursuant to Registration Statement No. 333-153403 as to which a  registration fee was previously paid.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register 575,000 additional shares of Common Stock, $1.00 par value, of Community Bank System, Inc. (the “Company”), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-153403) filed with the Securities and Exchange Commission on September 10, 2008, as amended, which was previously declared effective by the Commission October 1, 2008 at 5:00 p.m.  The information contents of the Registration Statement No. 333-153403 are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.                      Exhibits

All exhibits, powers of attorney, and financial statement schedules filed with or incorporated by reference into the Registration Statement No. 333-153403 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following exhibits which are filed herewith:

Exhibit Number	Description of Exhibit

5.1	Opinion of Bond, Schoeneck & King, PLLC
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of DeWitt, State of New York, on this 3rd day of October, 2008.

COMMUNITY BANK SYSTEM, INC.

By: /s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Tryniski	Director, President and Chief Executive Officer (Principal	October 3, 2008
Mark E. Tryniski	Executive Officer)

/s/ Scott A. Kingsley	Treasurer and Chief Financial Officer (Principal Financial	October 3, 2008
Scott A. Kingsley	Officer and Principal Accounting Officer)

*	Director	October 3, 2008
Brian R. Ace

*	Director	October 3, 2008
Paul M. Cantwell, Jr.

*	Director	October 3, 2008
William M. Dempsey

*	Director	October 3, 2008
Nicholas A. DiCerbo

*	Director	October 3, 2008
James A. Gabriel

*	Director	October 3, 2008
Charles E. Parente

*	Director	October 3, 2008
David C. Patterson

*	Director	October 3, 2008
Sally A. Steele

Signature	Title	Date

* By: /s/ Mark E. Tryniski
Mark E. Tryniski
Attorney-in-Fact, pursuant to Power of
Attorney dated September 9, 2008